Exhibit 99.1

Orchard Supply Hardware Stores Corporation Reports Third Quarter

Fiscal 2012 Financial Results

San Jose, CA – Business Wire – December 10, 2012 – Orchard Supply Hardware Stores Corporation (Nasdaq:OSH), which operates neighborhood hardware and garden stores focused on paint, repair and the backyard, today announced financial results for the third quarter of fiscal 2012 ended October 27, 2012.

Third Quarter Fiscal 2012 Financial Results

•	Third quarter net sales were $155.2 million compared to $158.7 million in the prior year period. Comparable store sales(1) for the quarter were essentially flat, decreasing 0.1%.

•

Net loss in the third quarter of fiscal 2012 was $53.6 million compared to net loss of $10.1 million in the third quarter of fiscal 2011. Net loss in the 2012 quarterly period includes $65.1 million of non-cash charges comprised of $60.3 million for impairment of trade names and $4.8 million for impairment of store assets, as well as $1.1 million of charges related to litigation and financial advisory fees related to the Company’s financing efforts.

•

Non-GAAP Adjusted EBITDA for the quarter was $1.7 million compared to $9.3 million in the third quarter of fiscal 2011. Gross margin in the third quarter was impacted largely by increased promotional activity versus a year ago to help drive sales and clear inventory. Adjusted EBITDA for the quarterly period also includes approximately $0.9 million of incremental costs associated with the effect of having transitioned to a publicly traded company independent from Sears Holdings Corporation and approximately $0.7 million of rent associated with sale-leaseback properties owned by the Company in the prior year period and for which the Company did not pay rent (see “Non-GAAP Financial Measures” below for a discussion of this non-GAAP measure and reconciliation to its most directly comparable GAAP financial measure and further information on its uses and limitations).

•

As of October 27, 2012, total long-term debt was $173.7 million, all of which was classified as current. Total long-term debt plus capital leases was $228.4 million compared to $320.0 million at October 29, 2011. During the period, Orchard successfully refinanced its Senior Secured Credit Facility, providing the Company with increased borrowing capacity at a lower cost. At the close of the third quarter, the Company had approximately $66.5 million of available cash and credit.

Mark Baker, President and Chief Executive Officer, stated, “At the beginning of fiscal 2012, we outlined five strategic priorities, which included our plans to transform Orchard’s store portfolio to our productive new neighborhood format. Thus far in 2012, we opened two new stores and remodeled four existing locations, three of which were completed during the third quarter, and we’re seeing increased customer traffic and engagement at those locations. While comparable store sales were flat in the third quarter, the combination of stronger sales of seasonal merchandise and contributions from the newly remodeled stores drove an improvement in comp store trends throughout the period. However, our margins were pressured as we increased our promotional activity to help drive traffic and sales.”

“We remain confident in and committed to our real estate strategy,” added Baker. “We are pleased with the results to-date of our new and remodeled stores and plan to continue our roll-out of the concept in fiscal 2013. This is only one part of our plan to reposition the Company and the Orchard brand; we are also focused on strengthening our financial position and driving improvement in other key areas of the business, including merchandising, marketing and store operations, which we believe will provide the foundation for improved sales and profitability over the long-term.”

Balance Sheet and Cash Flow

As of October 27, 2012, inventories totaled $173.8 million compared to $161.2 million at October 29, 2011. The increase of 7.8% reflects lower than expected sales, as well as seasonal merchandise the Company began selling on a year-round basis in fiscal 2012. Cash and cash equivalents at the end of the third quarter were $10.5 million. As of quarter-end, total debt and capital lease obligations were $228.4 million.

Financial Position Update

The Company has taken a number of steps in fiscal 2012 to strengthen its financial position. These steps include generating proceeds and securing tenant improvement allowances through multiple sale-leaseback transactions, refinancing its credit facility, and reducing debt. The Company amended its Senior Secured Credit Facility in October 2012, which increased borrowing capacity from $100 million to $127.5 million at lower rates. In November 2012, the Company finalized a non-binding term sheet to further amend the credit facility, whereby total capacity would increase to $145 million through a $17.5 million last-in-last-out term loan tranche. The Company is also pursuing additional sales and/or sale-leaseback transactions on its remaining owned properties.

In addition, the Company is continuing to work with Moelis & Co. to refinance its Senior Secured Term Loan. As previously disclosed, the Company obtained a waiver from its Senior Secured Term Loan holders in anticipation of not being in compliance with its leverage ratio covenant at the October 27, 2012 measurement date. The Company anticipates that it will also not be in compliance with this leverage ratio covenant at the next measurement date of February 2, 2013, which is Orchard’s fiscal year-end. The Company is working towards the refinancing or modification of its Senior Secured Term Loan by the end of its fiscal year through several alternatives, including possibly issuing new long-term debt and/or equity, although no assurances can be made that such transactions will be consummated.

Store Opening and Remodel Plans

By the end of fiscal 2012, the Company expects to have opened a total of two new stores and remodeled five existing Orchard locations. During the third quarter, the Company opened one new store and completed three remodels. As of October 27, 2012, the Company had eight stores operating in its new neighborhood store format and anticipates having 10 stores by the end of fiscal 2012. In fiscal 2013, Orchard expects to open at least four new stores and remodel at least six existing locations and expects to have approximately 20 stores in the new format, representing more than 20% of the portfolio, by fiscal year-end.

Conference Call Information

The Company will host a conference call on Monday, December 10, 2012 at 1:30 p.m. pacific time/4:30 p.m. eastern time. Mark Baker, Chief Executive Officer and Chris Newman, Chief Financial Officer, will discuss third quarter fiscal 2012 financial results and provide a general business update, followed by a Q&A session. To listen to the call, please dial (866) 713-8563 and provide passcode 12994304. A telephone replay will be available from December 10, 2012 at approximately 3:30 p.m. pacific time/6:30 p.m. eastern time through December 17, 2012. To access the replay, please dial (888) 286-8010 and enter passcode 54986414. The call will also be broadcast live at http://ir.osh.com and will be archived on the web site for 90 days.

Footnote

(1) Comparable store sales are calculated using sales of stores open at least twelve months and exclude E-commerce. Additionally, and because of an agreement the Company entered into with Sears Holdings Corporation on October 26, 2011, whereby the Company now sells appliances on a consignment basis and receives commission income for sales of such appliances and related protection agreements, comparable store sales also exclude approximately $4.1 million of net sales of Sears branded appliances in the third quarter of fiscal 2011 and approximately $0.4 million of commission income in the third quarter of fiscal 2012.

About Orchard

Orchard Supply Hardware Stores Corporation operates neighborhood hardware and garden stores focused on paint, repair and the backyard. The Company was founded as a purchasing cooperative in San Jose in 1931. Today the stores average 44,000 square feet of enclosed retail space and 8,000 square feet of exterior nursery and garden space. As of October 27, 2012, the Company had 89 stores in California. For more information, visit http://osh.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “guidance”, “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “intend”, “target”, “projects”, “estimates”, “plans”, “forecast”, “is likely to”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred and are referenced in this press release, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

ORCHARD SUPPLY HARDWARE STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE 13 AND 39 WEEK PERIODS ENDED OCTOBER 27, 2012 AND OCTOBER 29, 2011

(Unaudited, in thousands, except per share amounts)

	13 Weeks Ended		39 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
NET SALES	$155,163	$158,688	$504,220	$518,893

COST OF SALES AND EXPENSES:
Cost of sales (excluding depreciation and amortization)	110,152	107,174	342,674	346,411
Selling and administrative	45,476	40,836	141,120	131,092
Depreciation and amortization	8,645	7,722	24,016	22,390
Trade name and property and equipment impairment	65,100	—	72,773	—
Loss (gain) on sale of real property	—	14,310	(630)	14,310

Total cost of sales and expenses	229,373	170,042	579, 953	514,203

OPERATING (LOSS) INCOME	(74,210)	(11,354)	(75,733)	4,690
INTEREST EXPENSE, NET	3,940	5,725	18,268	16,794

LOSS BEFORE INCOME TAXES	(78,150)	(17,079)	(94,001)	(12,104)
INCOME TAX BENEFIT	(24,579)	(6,971)	(9,194)	(4,897)

NET LOSS	$(53,571)	$(10,108)	$(84,807)	$(7,207)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO STOCKHOLDERS:
Basic and diluted loss per share	$(8.88)	$(1.68)	$(14.08)	$(1.20)
Basic and diluted weighted average common shares outstanding	6,033	6,009	6,022	6,010

ORCHARD SUPPLY HARDWARE STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF OCTOBER 27, 2012, JANUARY 28, 2012, AND OCTOBER 29, 2011

(Unaudited, in thousands)

	October 27, 2012	January 28, 2012	October 29, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,472	$8,148	$32,381
Restricted cash	—	556	556
Merchandise inventories	173,785	157,671	161,214
Deferred income taxes	2,095	14,129	18,181
Prepaid expenses and other current assets	25,515	13,228	14,766

Total current assets	211,867	193,732	227,098
PROPERTY AND EQUIPMENT, NET	195,742	210,362	231,692
INTANGIBLE ASSETS	67,118	133,916	139,401
DEFERRED FINANCING COSTS AND OTHER LONG-TERM ASSETS	10,011	8,493	4,288

TOTAL	$484,738	$546,503	$602,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Merchandise payables	$60,203	$54,410	$57,573
Accrued expenses and other liabilities	60,873	44,508	53,869
Current portion of long-term debt and capital lease obligations	179,930	8,269	41,781
Deposits from sale of real property	26,209	21,471	—

Total current liabilities	327,215	128,658	153,223
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	48,484	254,152	278,269
LONG-TERM DEPOSITS FROM SALE OF REAL PROPERTIES	40,479	—	—
OTHER LONG-TERM LIABILITIES	39,166	29,286	21,978
DEFERRED INCOME TAXES	26,889	48,108	57,969

Total liabilities	482,233	460,204	511,439

Total stockholders’ equity	2,505	86,299	91,040

TOTAL	$484,738	$546,503	$602,479

Non-GAAP Financial Measures

In addition to our net income (loss) determined in accordance with GAAP, for purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Adjusted EBITDA should not be considered as a substitute for GAAP measurements. While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization costs;

•	Management considers gain/loss on the sale of assets to result from investing decisions. Asset impairments and equity compensation expenses are excluded as they are non-cash charges; and

•

Other significant items includes certain legal reserves, financial advisory costs, and severance charges not in the normal course of operations that periodically affect our results and may vary significantly from period to period and have a disproportionate effect in a given period.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA:

(Unaudited, in millions)

	13 Weeks Ended		39 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Net loss(1)	$(53.6)	$(10.1)	$(84.8)	$(7.2)
Interest expense, net	3.9	5.7	18.3	16.8
Income tax benefit(2)	(24.6)	(7.0)	(9.2)	(4.9)
Depreciation and amortization	8.7	7.7	24.0	22.4
Impairment of assets and net loss on sale of real property(3)	65.4	14.4	73.0	14.5
Stock-based compensation	0.5	0.1	1.0	0.3
Other significant items(4)	1.4	(1.5)	1.9	(1.7)

Adjusted EBITDA(5) (6)	$1.7	$9.3	$24.2	$40.2

(1)	Includes gift card breakage income of $1.4 million recorded in the 13 weeks and 39 weeks ended October 27, 2012. There was no breakage income recorded for the same periods in fiscal 2011.
(2)	The Company recorded a tax benefit of $24.6 million in the 13 weeks ended October 27, 2012 related to the $60.3 million trade name impairment charge.
(3)

Included in impairment of assets and net loss on sale of real property in the 13 weeks ended October 27, 2012 are a non-cash charge of $60.3 million for trade name impairment and $4.8 million of non-cash charges related to the write-down of store assets that were determined to be impaired. The 13 weeks ended October 29, 2011 includes a non-cash loss of $14.3 million recorded in connection with the sale of the distribution center in Tracy, California. The 39-week period ended October 27, 2012, in addition to the items noted above, includes $7.7 million of non-cash charges related to the write-down of store assets that were determined to be impaired in the first six months of fiscal 2012.

(4)

Other significant items includes $1.4 million of legal, financial advisory fees and severance for the 13 weeks ended October 27, 2012 and includes a $1.6 million reversal of legal accrual for the 13 weeks ended October 27, 2011. The 39-week period ended October 27, 2012, in addition to the items noted above, includes $0.5 million of severance recorded in the first six months of fiscal 2012.

(5)

Adjusted EBITDA for the 13-week and 39-week periods ended October 27, 2012 includes $0.7 million and $2.1 million, respectively, of rent expense that was not included in the comparable periods of fiscal 2011 as a result of sale-leaseback transactions. Rent expense is included in cost of sales.

(6)

For the 13-week period ended October 27, 2012, Adjusted EBITDA includes approximately $0.9 million of incremental costs associated with the effect of having transitioned to a publicly traded company independent from Sears Holdings Corporation on December 30, 2011, as compared to the same prior year period. Approximately $0.6 million of these costs are included in selling and administrative expenses and approximately $0.3 million of these costs are included in cost of sales. For the 39-week period ended October 27, 2012, Adjusted EBITDA includes approximately $4.2 million of incremental costs associated with the effect of having transitioned to a publicly traded company independent from Sears Holdings Corporation on December 30, 2011, as compared to the same prior year period. Approximately $3.4 million of these costs are included in selling and administrative expenses and approximately $0.8 million are included in cost of sales.

Investor Relations Contact:

Christine Greany

The Blueshirt Group

858-523-1732

christine@blueshirtgroup.com